UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

September 23, 2005

Date of Report (Date of earliest event reported)

E.PIPHANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27183	77-0443392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Concar Drive, San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 356-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On September 23, 2005, E.piphany, Inc. (“E.piphany” or the “Company”) reached an agreement in principle with the Communication Workers of America Plan for Employees’ Pension and Death Benefits (the “Plaintiff”) to settle the action titled Communication Workers of America Plan for Employees’ Pension and Death Benefits v. E.piphany, Inc. et al., No. CIV 448816 pending in the Superior Court of the State of California, County of San Mateo, pursuant to which E.piphany has agreed to pay the Plaintiff’s legal fees and make certain additional disclosures set forth in this current report on Form 8-K. This agreement in principle is expected to be memorialized in a memorandum of understanding and stipulation of settlement, will be subject to customary terms and conditions (including approval by the Court), and will include an agreement by the Plaintiff, on behalf of a class of stockholders of E.piphany, to release E.piphany and its officers and directors from any and all liability in connection with E.piphany’s merger (the “Merger”) with a wholly-owned subsidiary of SSA Global Technologies, Inc. (“SSA Global”).

Throughout the course of its negotiations with SSA Global and certain other potential strategic partners and acquirors, E.piphany made efforts to negotiate for increases in the offers and indications of interest it was receiving. The SSA Global offer was the highest final offer received by the Company in that process.

In connection with the Merger, SSA Global has announced that it expects to achieve certain synergies. Although E.piphany did not have information available to quantify the value of the synergies that it believes SSA Global will achieve as a result of the Merger, during the quarter ended June 30, 2005, E.piphany incurred general and administrative expenses of approximately $5.4 million, some of which, we understand, SSA Global expects to eliminate in future quarters by combining its general and administrative infrastructure with E.piphany’s and eliminating unnecessary duplications. SSA Global has given no assurances that it will be able to achieve any such synergies.

As of the date hereof, none of the officers or directors of E.piphany, other than Karen Richardson, our president and chief executive officer, have entered into or are negotiating post-merger employment agreements with SSA Global. Ms. Richardson is currently negotiating an employment agreement with SSA Global. Financial terms and her position with SSA Global have not yet been finalized.

From January 1, 2002 until the discussions disclosed in the Background of the Merger section of the Company’s definitive proxy statement dated August 30, 2005 (the “Definitive Proxy Statement”), the Company received various expressions of interest from third parties. No substantive negotiations took place with any of these third parties prior to the discussions disclosed in the Background of the Merger section of the Definitive Proxy Statement. Furthermore, no offers or indications of interest have been made by any third party since the announcement of the Merger.

As of December 31, 2004, E.piphany had net operating loss carryforwards of approximately $296.0 million and $98.0 million for federal and state tax purposes, respectively. The federal net operating loss and other carryforwards begin expiring, if not utilized, on various dates beginning in 2011 through 2025. The state net operating loss and other carryforwards will expire, if not utilized, on various dates beginning 2006 through 2015. In addition, E.piphany has net operating losses in certain foreign jurisdictions of approximately $51.0 million, which expire in various years. At December 31, 2004, the Company also had research and development tax credit carryforwards of approximately $8.0 million and $9.0 million for federal and state income tax purposes, respectively. If not utilized, the federal research and development carryforwards will expire beginning in 2013 through 2025. The state research and development tax credit can be carried forward indefinitely. E.piphany did not have information available to quantify the value of these net operating loss and tax credit carryforwards to SSA Global.

The Adjusted Case estimates provided by management and utilized by Morgan Stanley in connection with its opinion described on page 27 of the Definitive Proxy Statement, which reflect a refocus of E.piphany’s business from three to two product lines and associated reductions in operating expenses, were the projections management believed to be the most reliable at the time. Although other assumptions could have been made from which other projections may have been created, management believed the aforementioned projections were the most reliable.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements relating to the execution of a memorandum of understanding and stipulation of settlement and the expected merger synergies to be achieved in connection with the Company’s merger with a wholly-owned subsidiary of SSA Global. Actual results could differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include the failure of the plaintiff to sign the memorandum of understanding and stipulation of settlement, the failure of the judge to approve the settlement, the failure to satisfy one or more conditions to the completion of the merger, including the receipt of Epiphany stockholder approval, and the post-merger company’s failure to execute on its business plan. Certain of these factors, and others, are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the “Risk Factors” section included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our prior press releases. Epiphany assumes no duty to update forward-looking statements.

About Epiphany

Epiphany® provides CRM software solutions that increase profitability at the largest consumer-oriented companies by making every customer interaction intelligent. With over 475 customers – including nearly 35 percent of the Fortune 100 – Epiphany powers deep customer insights and optimizes each relationship from both a revenue generation and customer retention viewpoint. Built on the industry’s most advanced, service-oriented architecture, Epiphany software solutions address problems that span business silos, departmental functions and geographic locations, and result in rapid, measurable ROI. With a suite of blended marketing, sales and service solutions, Epiphany enables global organizations to align touch points, processes and technologies around the most valuable enterprise asset – the customer. With worldwide headquarters in San Mateo, CA, Epiphany serves customers in more than 40 countries worldwide. For more information please visit www.epiphany.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E.PIPHANY, INC.

/s/ Andrew Sherman
Andrew Sherman
Senior Vice President, General Counsel and Secretary

Date: September 23, 2005